Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

FaZe Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table I: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(5)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.0001 per share	Rules 457(c) and 457(h)	12,358,689(2)	$5.51	$68,096,376.39	.0001102	$7,504.22

Equity	Common Stock, par value $0.0001 per share	Rules 457(c) and 457(h)	1,791,416(3)	$5.51	$9,870,702.16	.0001102	$1,087.75

Equity	Common Stock, par value $0.0001 per share	Rules 457(c) and 457(h)	10,159,292(4)	$5.51	$55,977,698.92	.0001102	$6,168.74

Total Offering Amounts					$133,944,777.47		$14,760.71

Total Fee Offsets							—

Net Fee Due							$14,760.71

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock, par value $0.0001 per share (“Common Stock”) of the Company that becomes issuable under the FaZe Holdings Inc. 2022 Omnibus Incentive Plan (the “OIP”), the FaZe Holdings Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) and the FaZe Clan Inc. Amended and Restated 2019 Equity Incentive Plan (the “Legacy FaZe Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents shares of Common Stock of the Company available for future issuance under the OIP.
(3)	Represents shares of Common Stock of the Company available for future issuance under the ESPP.
(4)	Represents shares of Common Stock of the Company subject to outstanding stock options and issued as restricted stock awards, in either case, originally granted under the Legacy FaZe Plan.
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and the low sales prices of the Common Stock on the Nasdaq Stock Market on October 4, 2022.